                                                                  EXHIBIT (m)(2)

                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS

                                 (THE "ISSUER")

                                     B CLASS

SECTION 1.  FEES

a.   DISTRIBUTION FEE. For purposes of paying costs and expenses incurred in providing the services set forth in SECTION 2 below, the series of the
     Issuer identified on SCHEDULE A (the "Funds") shall pay the investment adviser engaged by the Funds (the "Advisor"), as paying agent for the
     Funds, a fee equal to 75 basis points (0.75%) per annum of the average daily net assets of the shares of the Funds' B Class of shares (the
     "Distribution Fee").

b.   INDIVIDUAL SHAREHOLDER SERVICES FEE. For purposes of paying costs and expenses incurred in providing the services set forth in SECTION 3 below, the Funds shall pay the Advisor, as paying agent for the Funds, a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares of the Funds' B Class of shares (the "Individual Shareholder
     Services Fee").

c.   APPLICABILITY TO NEW FUNDS. If the Issuer desires to add additional funds to the Plan, whether currently-existing or created in the future (a "New
     Fund"), and the Issuer's Board of Directors (the "Board") has approved the
     Plan for such New Fund, in the manner set forth in Section 6 of this Plan, as well as by the then-sole shareholder of the B Class shares of such New
     Fund (if required by the Investment Company Act of 1940 (the "1940 Act") or
     rules promulgated under the 1940 Act), this Plan may be amended to provide that such New Fund will become subject to this Plan and will pay the
     Distribution Fee and the Shareholder Services Fee set forth in Sections
     1(a) and 1(b) above, unless the Issuer's Board specifies otherwise. After the adoption of this Plan by the Board with respect to the B Class of shares of the New Fund, the term "Funds" under this Plan shall thereafter be deemed to include such New Fund.

d.   CALCULATION AND ASSESSMENT. Distribution Fees and Individual Shareholder
     Services Fees under this Plan will be calculated and accrued daily by each
     Fund and paid to the Advisor monthly or at such other intervals as the
     Issuer and Advisor may agree.

e.   SALES COMMISSIONS. Distributor may pay to brokers, dealers and other financial intermediaries through which B Class shares are sold such sales commissions as Distributor may specify from time to time. Payment of such sales commissions shall be the sole obligation of Distributor.

SECTION 2.  DISTRIBUTION SERVICES

a.   The Advisor shall use the fee set forth in SECTION 1(a) of this Plan, to pay for services in connection with any activities undertaken or expenses incurred by the distributor of the Funds' shares (the "Distributor") or its affiliates primarily intended to result in the sale of B Class shares of the Funds, which services may include, but are not limited to, (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell B Class shares of the
     Funds pursuant to Selling Agreements; (B) compensation to registered representatives or other employees of Distributor who engage in or support distribution of the Funds' B Class shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D)
     printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) preparation, printing and distribution of sales literature and advertising materials provided to the
     Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) provision of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) provision of other reasonable assistance in connection with the distribution of Fund shares; (K) organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) payment of
     "service fees," as contemplated by the Conduct Rules of the National
     Association of Securities Dealers, Inc. ("NASD") and (N) such other distribution and service activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Plan and in accordance with
     Rule 12b-1 of the 1940 Act.

b.   For purposes of this Plan, "service fees" shall mean payments in connection with the provision of personal, continuing services to investors in each
     Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and subtransfer agent services for beneficial owners of a Fund's B
     Class shares, (ii) aggregating and processing purchase and redemption orders, (iii) providing beneficial owners with account statements, (iv)
     processing dividend payments, (v) providing sub-accounting services for B
     Class shares held beneficially, (vi) forwarding shareholder communications to beneficial owners, and (vii) receiving, tabulating and transmitting proxies executed by beneficial owners; PROVIDED, HOWEVER, that if the NASD adopts a definition of "service fees" for purposes of Rule 2830 of the
     Conduct Rules of the NASD (or any successor to such rule) that differs from the definition of "service fees" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service fees" in this Section shall be automatically amended, without further action of the parties, to conform to such NASD definition. Overhead and other expenses of Distributor related to its service activities, including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

c.   Distributor shall be deemed to have performed all services required to be performed in order to be entitled to receive the Distribution Fee payable with respect to B Class shares upon the settlement date of the sale of such
     B Class share or, in the case of B Class shares issued through one or a series of exchanges of shares of another Fund, on the settlement date of the first sale of a B Class share from which such B Class share was derived. Each Fund's obligation to pay the Distribution Fee shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity. Notwithstanding the foregoing, the Issuers may modify or terminate payments under this B
     Class Plan as provided in SECTION 8(c) below.

SECTION 3.  INDIVIDUAL SHAREHOLDER SERVICES

Advisor may engage third parties to provide individual shareholder services to the shareholders of the B Class shares ("Individual Shareholder Services"). The payments authorized by this Plan are intended to reimburse Advisor for expenses incurred by it as a result of these arrangements. Such Individual Shareholder
Services and related expenses may include, but are not limited to, (A)
individualized and customized investment advisory services, including the consideration of shareholder profiles and specific goals; (B) the creation of investment models and asset allocation models for use by the shareholder in selecting appropriate Funds; (C) proprietary research about investment choices and the market in general; (D) periodic rebalancing of shareholder accounts to ensure compliance with the selected asset allocation; (E) consolidation of shareholder accounts in one place; and (F) other individual services.

SECTION 4.  TRANSFER OF RIGHTS

a.   Distributor may, from time to time, assign, transfer or pledge ("Transfer")
     to one or more designees (each an "Assignee"), its rights to all or a designated portion of the Distribution Fee (but not Distributor's duties and obligations pursuant hereto), free and clear of any offsets, claims or defenses the Issuer may have against Distributor including, without limitation, any of the foregoing based upon the insolvency or bankruptcy of
     Distributor. Each such Assignee's ownership interest in a Transfer of a designated portion of the Distribution Fee is hereinafter referred to as an
     "Assignee's Portion." A Transfer pursuant to this Section shall not reduce or extinguish any claim of a Fund against Distributor.

b.   Distributor shall promptly notify the Issuer in writing of each Transfer pursuant to this Section by providing the Issuers with the name and address of each such Assignee.

c.   Distributor may direct the Issuer to pay directly to an Assignee such
     Assignee's Portion. In such event, Distributor shall provide the Issuer with a monthly calculation of (i) the Distribution Fee, and (ii) each
     Assignee's Portion, if any, for such month (the "Monthly Calculation"). The
     Monthly Calculation shall be provided to each Fund by Distributor promptly after the close of each month or such other time as agreed to by a Fund and
     Distributor which allows timely payment of the Distribution Fee and/or the
     Assignee's Portion. No Fund shall be liable for any interest on such payments occasioned by delayed delivery of the Monthly Calculation by
     Distributor. In such event, following receipt from

     Distributor of the notice of Transfer and each Monthly Calculation, the
     Issuer shall make all payments directly to the Assignee or Assignees in accordance with the information provided in such notice and Monthly
     Calculation, on the same terms and conditions as if such payments were to be paid directly to the Advisor. Each Issuer shall be entitled to rely on
     Distributor's notices and Monthly Calculations in respect of amounts to be paid pursuant to this Section.

d.   Alternatively, in connection with a Transfer, Distributor may direct the
     Issuer to pay all of the Distribution Fee from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing such Distribution
     Fee between the Assignee's Portion and the balance (the "Distributor's
     Portion"), in which case only the Distributor's Portion may be subject to offsets or claims a Fund may have against Distributor.

SECTION 5.  EFFECTIVENESS

This Plan has been approved by the vote of both (a) the Board and (b) a majority of those members who are not "interested persons" as defined in the 1940 Act
(the "Independent Members"), and initially became effective September 4, 2007.

SECTION 6.  TERM

This Plan will continue in full force and effect for a period of one year from the date hereof, and successive periods of up to one year thereafter, provided that each such continuance is approved by a majority of (a) the Board, and (b)
the Independent Directors.

SECTION 7.  REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Advisor shall provide to the Issuer's Board, and the Independent
Members will review and approve in exercise of their fiduciary duties, at least quarterly, a written report of the amounts expended under this Plan by the
Advisor with respect to the B Class shares of each Fund and such other information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 8.  TERMINATION AND SEVERABILITY

a.   This Plan may be terminated without penalty at any time with respect to the
     B Class shares of any Fund by the vote of a majority of the Board, by the vote of a majority of the Independent Members, or by the vote of a majority of the outstanding shares of the B Class of that Fund. Termination of the
     Plan with respect to the B Class shares of one Fund will not affect the continued effectiveness of this Plan with respect to the B Class shares of any other Fund.

b.   If any provision of this Plan should be declared or made invalid, illegal or unenforceable in any respect by a court decision, statute, rule or otherwise, the validity, legality and

     enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

c.   Notwithstanding anything to the contrary set forth in this Plan, the
     Distribution Fee shall not be terminated or modified (including a modification by change in the rules relating to the conversion of B Class shares of a Fund into A Class shares of the same Fund) and shall be paid to
     Distributor or as directed by Distributor pursuant to Section 4 regardless of Distributor's termination as a Fund's distributor, with respect to B
     Class shares either (i) issued prior to the date of any termination or modification; (ii) attributable to B Class shares issued through one or a series of exchanges of B Class shares of another Fund that were initially issued prior to the date of such termination or modification; or (iii)
     issued as a dividend or distribution upon B Class shares initially issued or attributable to B Class shares issued prior to the date of any such termination or modification except:

               (A) to the extent required by a change in the 1940 Act, the rules or regulations under the 1940 Act, the Conduct Rules of the NASD or an order of a any court or governmental agency;

               (B) in connection with a Complete Termination (as defined below)
          of this Plan; or

               (C) on a basis, determined by the Board, including a majority of the Independent Members, acting in good faith, so long as from and after the effective date of such modification or termination: (i)
          neither any Fund nor the Advisor pays, directly or indirectly, a
          Distribution Fee or an Individual Shareholder Services Fee or to any
          person who is the holder of B Class shares of any Fund (but the foregoing shall not prevent payments for transfer agency or subaccounting services), and (ii) the termination or modification of the Distribution Fee applies with equal effect to B Class issued either prior to or after such termination or modification.

d.   For purposes of this Plan, a "Complete Termination" shall have occurred if:
     (i) this Plan (and any successor plan) is terminated with respect to all B
     Class shares of the Fund then outstanding or subsequently issued; (ii) the payment by the Funds of the Distribution Fee with respect to all B Class shares of each Fund is terminated; and (iii) the Issuer does not establish concurrently with or subsequent to such termination of this Plan another class of shares which has substantially similar characteristics to the current B Class shares, including the manner of payment and amount of contingent deferred sales charge paid directly or indirectly by the holders of such shares.

SECTION 9.  AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is authorized to pay under Section 1 hereof unless such amendment is approved in the manner provided for in Section 6 hereof, and such amendment is further approved by a majority of the outstanding shares of the Fund's B Class, and no other material amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in Section 6 hereof.

SECTION 10. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments thereto)
and any related agreements and all reports made pursuant to Section 7 hereof for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

SECTION 11. INDEPENDENT MEMBERS OF THE BOARD

So long as the Plan remains in effect, the selection and nomination of persons to serve as Independent Members on the Board shall be committed to the discretion of the Independent Members on the Board then in office.
Notwithstanding the above, nothing herein shall prevent the participation of other persons in the selection and nomination process so long as a final decision on any such selection or nomination is within the discretion of, and approved by, the Independent Members so responsible.

     IN WITNESS WHEREOF, the Issuer has adopted this Plan as of September 4,
2007.

                                  AMERICAN CENTURY INTERNATIONAL BOND FUNDS

                                  By: /s/ Charles A. Etherington
                                     -------------------------------------------
                                     Charles A. Etherington
                                     Senior Vice President

                                   SCHEDULE A

                         SERIES OFFERING B CLASS SHARES

SERIES                                                     DATE PLAN ADOPTED
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AMERICAN CENTURY INTERNATIONAL BOND FUNDS
>>   International Bond Fund                               September 27, 2007

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